Exhibit 99.1

Horizon Therapeutics plc Reports Record Second-Quarter 2020 Results;

Increases TEPEZZA® Full-Year Net Sales Guidance to Greater Than $650 Million;

Increases Full-Year 2020 Net Sales and Adjusted EBITDA Guidance

— Record Second-Quarter 2020 Net Sales of $462.8 Million Increased 44 Percent;

Second-Quarter 2020 GAAP Net Loss of $80.0 Million; Adjusted EBITDA of $190.7 Million —

— Quarterly Orphan Segment Net Sales Increased 87 Percent to $379.3 Million;

Now Represents More Than 80 Percent of Total Company Net Sales —

— TEPEZZA (teprotumumab-trbw) Second-Quarter 2020 Net Sales of $165.9 Million Driven by

Strong Commercial Execution, Significantly Exceeding Expectations;

Increasing Full-Year 2020 Guidance to Greater Than $650 Million from Greater Than $200 Million —

— Increasing TEPEZZA Peak U.S. Annual Net Sales Estimate to

Greater Than $3 Billion from Greater Than $1 Billion —

— Increasing Full-Year 2020 Net Sales Guidance to $1.85 Billion to $1.90 Billion

Driven by Significantly Higher TEPEZZA Net Sales; Increasing Full-Year 2020 Adjusted EBITDA Guidance

to $725 Million to $775 Million —

— Announced Top-Line TEPEZZA Data that Underscore Its Efficacy in Longer Disease Duration,

Long-Term Durability and Potential for Retreatment —

— Anticipate Initiating TEPEZZA Chronic (Inactive) Thyroid Eye Disease (TED) Trial by Year-End 2020 —

— Reached Target Enrollment in KRYSTEXXA® MIRROR Immunomodulation

Randomized Controlled Trial (RCT) —

— Cash Position of $718.1 Million and Net Leverage of 0.9 Times as of June 30, 2020 —

DUBLIN – Aug. 5, 2020 – Horizon Therapeutics plc (Nasdaq: HZNP) today announced record second-quarter 2020 financial results. The Company increased its full-year 2020 net sales and adjusted EBITDA guidance on continued strength of TEPEZZA. In addition to increasing TEPEZZA full-year 2020 net sales guidance, the Company also increased its peak U.S. annual net sales estimate for the medicine.

“Driving our record second-quarter performance was the continued tremendous patient and physician response to TEPEZZA, along with our outstanding commercial execution, making the TEPEZZA launch one of the most successful rare disease medicine launches ever, despite a challenging COVID-19 environment,” said Tim Walbert, chairman, president and chief executive officer, Horizon. “With TEPEZZA results having once again dramatically exceeded expectations, we increased both our TEPEZZA and Company full-year net sales guidance, as well as increased our TEPEZZA peak U.S. annual net sales estimate. We also continued to advance our clinical programs and improve our capital structure during the quarter. With our strong track record of strategic execution and driving value for patients and shareholders alike, Horizon is well positioned for long-term growth and success.”

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Financial Highlights

(in millions except for per share amounts and percentages)	Q2 20	Q2 19	% Change	YTD 20	YTD 19	% Change
Net sales	$462.8	$320.6	44	$818.7	$601.0	36
Net loss	(80.0)	(5.1)	NM	(93.6)	(38.0)	146
Non-GAAP net income	83.8	95.6	(12)	167.0	149.6	12
Adjusted EBITDA	190.7	124.1	54	297.9	212.5	40

Loss per share - diluted	(0.42)	(0.03)	NM	(0.49)	(0.21)	133
Non-GAAP earnings per share - diluted	0.40	0.49	(18)	0.80	0.80	—

Second-Quarter and Recent Company Highlights

•

Strong Commercial Launch Drives Increase of TEPEZZA Peak U.S. Annual Net Sales Estimate: Today, the Company increased its peak U.S. annual net sales estimate for TEPEZZA to greater than $3 billion from the previous estimate of greater than $1 billion, as well as increased full-year 2020 net sales guidance to greater than $650 million from greater than $200 million. Several factors have contributed to the increased expectations, including the severity of TED, which is a motivating factor for patients seeking treatment; the Company’s market education efforts to increase awareness of TED, develop the market and assist with patient access; and a high volume of patient and physician interest driven by the Company’s commercial execution.

•

Announced Topline Data from TEPEZZA OPTIC-X Open-Label Extension Trial and OPTIC 48-Week Off-Treatment Follow-Up Period: In July 2020, the Company announced new topline results from its OPTIC-X open-label clinical trial, an extension trial of OPTIC, the TEPEZZA Phase 3 pivotal confirmatory clinical trial, as well as data from the OPTIC 48-week off-treatment follow-up period. OPTIC-X results demonstrate that 89 percent of patients who received placebo during OPTIC and then entered OPTIC-X and received TEPEZZA achieved the primary endpoint of 2 mm or more reduction in proptosis at Week 24. These patients had TED diagnosis for an average of one year compared with an average of six months in OPTIC. The results of the OPTIC 48-week off-treatment follow-up period demonstrated that the majority of TEPEZZA patients who were proptosis responders at Week 24 of OPTIC maintained their response at Week 72, nearly a year off treatment. For the small number of TEPEZZA patients who relapsed during the OPTIC follow-up period, the majority experienced improvements in proptosis with an additional course of TEPEZZA in OPTIC-X.

•

Reached Target Enrollment for KRYSTEXXA MIRROR RCT: In July 2020, the Company announced that the MIRROR RCT, the first randomized trial to evaluate the efficacy and safety of the concomitant use of KRYSTEXXA with methotrexate to increase the duration of response of KRYSTEXXA, reached its target enrollment of 135 patients. Preliminary results are expected in the first half of 2021.

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•

New KRYSTEXXA Immunomodulation Data Presented: A series of data on KRYSTEXXA co-prescribed with commonly used immunomodulators, including methotrexate, leflunomide, mycophenolate mofetil and azathioprine, were presented virtually at the 2020 European League Against Rheumatism (EULAR) congress in June. The presentations showed response rates for KRYSTEXXA with immunomodulators ranging between 70 and 100 percent. The response rate of the KRYSTEXXA Phase 3 trials was 42 percent. The presentations added to the growing body of evidence supporting the immunomodulation treatment approach.

•

Expanded the Company’s Pipeline with Acquisition of Development-Stage Candidate HZN-825: On April 1, 2020, the Company completed the acquisition of Curzion Pharmaceuticals, Inc. and its lysophosphatidic acid 1 receptor (LPAR1) antagonist candidate (renamed HZN-825) for the treatment of diffuse cutaneous systemic sclerosis (dcSSc).

•

Permanent J-Code Issued for TEPEZZA: In July 2020, the Company announced that the U.S. Centers for Medicare and Medicaid Services (CMS) assigned a permanent, product-specific Healthcare Common Procedure Coding System (HCPCS) J-code (J3241) for TEPEZZA. The permanent J-code, which enables reimbursement in all outpatient treatment settings, is expected to go into effect on Oct. 1, 2020.

•

Acquired Certain Rights to Proceeds from Future Milestones and Royalties Related to TEPEZZA: In April 2020, in two separate transactions, the Company acquired the rights to proceeds from certain contingent future milestones and royalties related to TEPEZZA net sales in exchange for an aggregate payment of $110 million. These transactions relate to the rights to approximately 71 percent of the $225 million in milestone payments due upon achievement of certain TEPEZZA annual worldwide net sales thresholds and approximately 71 percent of the 3 percent royalty tied to the portion of TEPEZZA annual worldwide net sales exceeding $300 million.

•

Further Improved the Company’s Capital Structure: On Aug. 3, 2020, the Company completed the extinguishment of all $400 million of its 2.50 percent exchangeable senior notes due 2022. Since the beginning of 2019, the Company has reduced its gross debt by approximately $1 billion, while maintaining a strong cash balance. In part as a result of the extinguishment, S&P revised its outlook on the Company to positive from stable.

•

Announced Expanded Commercial Leadership Structure: As Horizon continues to grow at a rapid pace, it is expanding its leadership structure to separate the geographic oversight of its commercial operations to prepare for long-term global expansion. Vikram Karnani will now oversee international operations as executive vice president and president, International and Daniel A. Camardo will now oversee U.S. operations as executive vice president and president, U.S.

•

Received Best Workplace Awards: In April 2020, Great Place to Work® and Fortune selected Horizon as one of the 2020 “Best Workplaces in Health Care and Biopharma” for the third consecutive year and Great Place to Work also named Horizon as the No. 1 “Best Workplace in Chicago” in the small and medium category.

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Key Research and Development Programs

•

HZN-825 dcSSc Program: HZN-825 is the Company’s LPAR1 antagonist in development for the treatment of dcSSc, a rare, chronic autoimmune disease marked by fibrosis, or skin thickening, with no FDA-approved treatment options. The Company expects to begin a Phase 2b pivotal trial in the first half of 2021.

•

TEPEZZA Trial in Chronic (Inactive) TED: The Company expects to initiate a trial of TEPEZZA in patients with chronic TED (previously referred to as inactive TED) by year-end 2020. In chronic TED, the disease is no longer progressive; however, significant disease manifestations such as proptosis (eye bulging) and diplopia (double vision) remain.

•

Potential TEPEZZA Subcutaneous Administration Program: The Company is planning to initiate a pharmacokinetic trial later this year to explore subcutaneous dosing of TEPEZZA, which is currently administered by infusion. The objective of the trial is to inform the potential for additional administration options for TEPEZZA, which could provide greater flexibility for patients and physicians.

•	TEPEZZA dcSSc Exploratory Trial: As part of its evaluation of additional indications for TEPEZZA, the Company is planning to initiate an exploratory trial in dcSSc by the end of 2020.

•

KRYSTEXXA MIRROR RCT: The Company is currently evaluating the efficacy and safety of the concomitant use of KRYSTEXXA with methotrexate to increase the complete response rate of KRYSTEXXA in the MIRROR placebo-controlled RCT. In July 2020, MIRROR RCT reached its target enrollment of 135 patients, and additional patients in screening will also randomize if eligible. The registrational trial is designed to enable the potential submission of results to the FDA to update the prescribing information. The MIRROR RCT follows the MIRROR open-label trial completed in 2019 that demonstrated a 79 percent complete response rate for patients using KRYSTEXXA with methotrexate, nearly double the 42 percent response rate in the KRYSTEXXA Phase 3 clinical program, which evaluated KRYSTEXXA alone. Methotrexate is the immunomodulator most used by rheumatologists and has been shown to reduce anti-drug antibody formation to biologic therapies when used in conjunction with these therapies.

•

KRYSTEXXA PROTECT Trial in Kidney Transplant Patients with Uncontrolled Gout: The Company has achieved more than 50 percent enrollment in its PROTECT open-label clinical trial, and expects to complete enrollment by the end of 2020. The trial is evaluating the effect of KRYSTEXXA on serum uric acid levels in kidney transplant patients with uncontrolled gout. Kidney transplant patients have more than a tenfold increase in the prevalence of gout when compared to the general population, and literature suggests that persistently high serum uric acid levels can be associated with organ rejection. Managing uncontrolled gout is one of the most common and significant unmet needs of kidney transplant patients.

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•

KRYSTEXXA Shorter-Infusion Duration Trial: The Company expects to initiate an open-label trial by the end of 2020 to evaluate the impact of administering KRYSTEXXA over a significantly shorter infusion duration. Currently, KRYSTEXXA is infused over a two-hour or longer timeframe. A shorter infusion duration could meaningfully improve the experience and convenience for patients, physicians and sites of care.

Second-Quarter Financial Results

Note: For additional detail and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please refer to the tables at the end of this release.

•	Net Sales: Second-quarter 2020 net sales were $462.8 million, an increase of 44 percent.

•

Gross Profit: Under U.S. GAAP, the second-quarter 2020 gross profit ratio was 73.7 percent compared to 72.2 percent in the second quarter of 2019. The non-GAAP gross profit ratio in the second quarter of 2020 was 88.4 percent compared to 90.9 percent in the second quarter of 2019.

•

Operating Expenses: Research and development (R&D) expenses were 17.5 percent of net sales and selling, general and administrative (SG&A) expenses were 48.0 percent of net sales. Non-GAAP R&D expenses were 6.1 percent of net sales, and non-GAAP SG&A expenses were 41.4 percent of net sales.

•	Income Tax Expense: In the second quarter of 2020, income tax expense on a GAAP and non-GAAP basis was $83.0 million and $93.6 million, respectively.

•	Net (Loss) Income: On a GAAP basis in the second quarter of 2020, net loss was $80.0 million. Second-quarter 2020 non-GAAP net income was $83.8 million.

•	Adjusted EBITDA: Second-quarter 2020 adjusted EBITDA was $190.7 million.

•

(Loss) Earnings per Share: On a GAAP basis diluted loss per share in the second quarter of 2020 and 2019 was $0.42 and $0.03, respectively. Non-GAAP diluted earnings per share in the second quarter of 2020 and 2019 was $0.40 and $0.49, respectively. Weighted average shares outstanding used for calculating GAAP and non-GAAP diluted earnings per share in the second quarter of 2020 were 192.7 million and 214.5 million, respectively.

Second-Quarter Segment Results

Management uses net sales and segment operating income to evaluate the performance of the Company’s two segments, the orphan segment and the inflammation segment. While segment operating income contains certain adjustments to the directly comparable GAAP figures in the Company’s consolidated financial results, it is considered to be prepared in accordance with GAAP for purposes of presenting the Company’s segment operating results.

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Orphan Segment

(in millions except for percentages)	Q2 20	Q2 19	% Change	YTD 20	YTD 19	% Change
TEPEZZA®	165.9	—	NM	189.4	—	NM
KRYSTEXXA®	75.2	79.8	(6)	168.5	132.1	28
RAVICTI®	65.6	50.4	30	126.7	100.3	26
PROCYSBI®	41.4	41.2	—	79.7	80.7	(1)
ACTIMMUNE®	28.3	29.3	(3)	54.8	51.0	7
BUPHENYL®	2.8	2.3	20	5.2	5.2	—
QUINSAIRTM	0.1	0.2	(65)	0.3	0.4	(1)

Orphan Net Sales	$379.3	$203.2	87	$624.6	$369.7	69

Orphan Segment Operating Income	$151.5	$63.7	138	$205.9	$100.4	105

•

Second-quarter 2020 net sales of the orphan segment, the Company’s strategic growth segment, were $379.3 million, an increase of 87 percent over the prior year’s quarter, driven by the strong performance of TEPEZZA and RAVICTI. Second-quarter KRYSTEXXA net sales reflect the impact of COVID-19. The orphan segment represented 82 percent of total second-quarter net sales.

•	Second-quarter 2020 orphan segment operating income was $151.5 million, which includes significant investment spend associated with the commercial launch of TEPEZZA.

Inflammation Segment

(in millions except for percentages)	Q2 20	Q2 19	% Change	YTD 20	YTD 19	% Change
PENNSAID 2%®	35.0	51.5	(32)	76.6	101.7	(25)
DUEXIS®	27.8	30.0	(8)	59.1	59.5	(1)
RAYOS®	14.5	20.3	(29)	32.7	39.7	(18)
VIMOVO®(1)	6.2	14.6	(57)	25.7	28.6	(10)
MIGERGOT®(2)	—	1.0	NM	—	1.8	NM

Inflammation Net Sales	$83.5	$117.4	(29)	$194.1	$231.3	(16)

Inflammation Segment Operating Income	$38.1	$60.5	(37)	$90.0	$111.9	(20)

(1)	On Feb. 27, 2020, Dr. Reddy’s Laboratory initiated an at-risk launch of generic VIMOVO in the United States.
(2)	In June 2019, the Company divested the rights to MIGERGOT.

•	Second-quarter 2020 net sales of the inflammation segment were $83.5 million, which reflects the impact of COVID-19. Inflammation segment operating income was $38.1 million.

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Cash Flow Statement and Balance Sheet Highlights

•	On a GAAP basis, operating cash flow in the second quarter of 2020 was $99.6 million. Non-GAAP operating cash flow was $100.0 million.

•

The Company had cash and cash equivalents of $718.1 million as of June 30, 2020. This reflects $157.1 million in payments in the quarter related to the acquisition of HZN-825 and the two TEPEZZA royalty and milestone transactions.

•

As of June 30, 2020, the total principal amount of debt outstanding was $1.211 billion, which reflects the exchange of $207.0 million of the total $400.0 million of the Company’s 2.50 percent exchangeable senior notes due 2022 into ordinary shares by holders during the second quarter. As of June 30, 2020, net debt was $492.9 million and net-debt-to-last-12-months adjusted EBITDA leverage ratio was 0.9 times, compared to 1.1 times as of June 30, 2019.

•

As of Aug. 3, 2020, the Company’s $400 million of 2.50 percent exchangeable senior notes due 2022 were fully extinguished through $398.3 million of exchanges for ordinary shares and $1.7 million of cash redemptions. Following these extinguishments, the Company’s gross debt was $1.018 billion.

Revised 2020 Guidance

The Company now expects full-year 2020 net sales to range between $1.85 billion to $1.90 billion, an increase from the previous guidance range of $1.40 billion to $1.45 billion. The Company now expects TEPEZZA full-year 2020 net sales of greater than $650 million, compared to the previous guidance of greater than $200 million. Full-year 2020 adjusted EBITDA is now expected to range between $725 million and $775 million, an increase from the previous guidance range of $450 million to $500 million.

Webcast

At 8 a.m. EST / 1 p.m. IST today, the Company will host a live webcast to review its financial and operating results and provide a general business update. The live webcast and a replay may be accessed at http://ir.horizontherapeutics.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. A replay of the webcast will be available approximately two hours after the live webcast.

About Horizon

Horizon is focused on researching, developing and commercializing medicines that address critical needs for people impacted by rare and rheumatic diseases. Our pipeline is purposeful: we apply scientific expertise and courage to bring clinically meaningful therapies to patients. We believe science and compassion must work together to transform lives. For more information on how we go to incredible lengths to impact lives, please visit www.horizontherapeutics.com and follow us on Twitter, LinkedIn, Instagram and Facebook.

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Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are used and provided by Horizon as non-GAAP financial measures. Horizon provides certain other financial measures such as non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit and gross profit ratio, non-GAAP operating expenses, non-GAAP operating income, non-GAAP tax rate, non-GAAP operating cash flow, net leverage ratio and net debt, each of which include adjustments to GAAP figures. These non-GAAP measures are intended to provide additional information on Horizon’s performance, operations, expenses, profitability and cash flows. Adjustments to Horizon’s GAAP figures as well as EBITDA exclude acquisition and/or divestiture-related expenses, charges related to the discontinuation of ACTIMMUNE development for Friedreich’s ataxia, gain or loss from divestiture, gain or loss from sale of assets, upfront, progress and milestone payments related to license and collaboration agreements, litigation settlements, loss on debt extinguishment, costs of debt refinancing, drug manufacturing harmonization costs, restructuring and realignment costs, the income tax effect on pre-tax non-GAAP adjustments and other non-GAAP income tax adjustments, as well as non-cash items such as share-based compensation, depreciation and amortization, non-cash interest expense, long-lived asset impairment charges and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon maintains an established non-GAAP cost policy that guides the determination of what costs will be excluded in non-GAAP measures. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial and operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s historical and expected 2020 financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. For example, adjusted EBITDA is used by Horizon as one measure of management performance under certain incentive compensation arrangements. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon has not provided a reconciliation of its full-year 2020 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items such as acquisition/divestiture-related expenses and share-based compensation that are a component of net income (loss) cannot be reasonably projected due to the significant impact of changes in Horizon’s stock price, the variability associated with the size or timing of acquisitions/divestitures and other factors. These components of net income (loss) could significantly impact Horizon’s actual net income (loss).

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Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon’s full-year 2020 net sales and adjusted EBITDA guidance; expected financial performance and operating results in future periods, including potential growth in net sales of certain of Horizon’s medicines; development plans; expected timing of clinical trials, studies and regulatory submissions; potential market opportunity for and benefits of Horizon’s medicines and medicine candidates; and business and other statements that are not historical facts. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon’s actual future financial and operating results may differ from its expectations or goals; Horizon’s ability to grow net sales from existing medicines; impacts of the COVID-19 pandemic and actions taken to slow its spread, including impacts on net sales of Horizon’s medicines and potential delays in clinical trials; the availability of coverage and adequate reimbursement and pricing from government and third-party payers; risks relating to Horizon’s ability to successfully implement its business strategies; risks inherent in developing novel medicine candidates and existing medicines for new indications; risks associated with regulatory approvals; risks in the ability to recruit, train and retain qualified personnel; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon operates and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon’s filings and reports with the SEC. Horizon undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information.

Contacts:

Investors:	U.S. Media:
Tina Ventura	Geoff Curtis
Senior Vice President,	Executive Vice President,
Investor Relations	Corporate Affairs & Chief Communications Officer
investor-relations@horizontherapeutics.com	media@horizontherapeutics.com

Ruth Venning	Ireland Media:
Executive Director,	Ray Gordon
Investor Relations	Gordon MRM
investor-relations@horizontherapeutics.com	ray@gordonmrm.ie

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Horizon Therapeutics plc

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales	$462,779	$320,647	$818,688	$601,018
Cost of goods sold	121,515	89,163	218,931	177,305

Gross profit	341,264	231,484	599,757	423,713

OPERATING EXPENSES:
Research and development	81,068	28,314	108,277	50,039
Selling, general and administrative	222,332	167,095	470,107	339,394
Loss on sale of assets	—	10,963	—	10,963

Total operating expenses	303,400	206,372	578,384	400,396

Operating income	37,864	25,112	21,373	23,317

OTHER EXPENSE, NET:
Interest expense, net	(18,571)	(22,033)	(35,915)	(49,563)
Loss on debt extinguishment	(17,254)	(11,878)	(17,254)	(17,464)
Foreign exchange gain	283	76	1,059	15
Other income (expense), net	632	(1,272)	1,074	(1,083)

Total other expense, net	(34,910)	(35,107)	(51,036)	(68,095)

Income (Loss) before expense (benefit) for income taxes	2,954	(9,995)	(29,663)	(44,778)
Expense (benefit) for income taxes	82,964	(4,875)	63,938	(6,795)

Net loss	$(80,010)	$(5,120)	$(93,601)	$(37,983)

Net loss per ordinary share - basic and diluted	$(0.42)	$(0.03)	$(0.49)	$(0.21)

Weighted average ordinary shares outstanding - basic and diluted	192,705,535	185,327,383	191,426,864	178,866,391

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Horizon Therapeutics plc

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share data)

	As of
	June 30, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$718,062	$1,076,287
Restricted cash	3,625	3,752
Accounts receivable, net	543,755	408,685
Inventories, net	66,099	53,802
Prepaid expenses and other current assets	157,548	143,577

Total current assets	1,489,089	1,686,103

Property and equipment, net	138,801	30,159
Developed technology and other intangible assets, net	1,891,100	1,702,628
Goodwill	413,669	413,669
Deferred tax assets, net	564,643	555,165
Other assets	40,889	48,310

Total assets	$4,538,191	$4,436,034

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Exchangeable Senior Notes–current	$174,504	$—
Accounts payable	106,015	21,514
Accrued expenses	415,545	235,234
Accrued trade discounts and rebates	288,592	466,421

Total current liabilities	984,656	723,169

LONG-TERM LIABILITIES:
Exchangeable Senior Notes, net	—	351,533
Long-term debt, net	1,002,318	1,001,308
Deferred tax liabilities, net	99,164	94,247
Other long-term liabilities	90,201	80,328

Total long-term liabilities	1,191,683	1,527,416

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 nominal value; 600,000,000 shares authorized at June 30, 2020 and December 31, 2019; 199,991,807 and 188,402,040 shares issued at June 30, 2020 and December 31, 2019, respectively, and 199,607,441 and 188,017,674 shares outstanding at June 30, 2020 and December 31, 2019, respectively	20	19
Treasury stock, 384,366 ordinary shares at June 30, 2020 and December 31, 2019	(4,585)	(4,585)
Additional paid-in capital	3,067,586	2,797,602
Accumulated other comprehensive loss	(1,886)	(1,905)
Accumulated deficit	(699,283)	(605,682)

Total shareholders’ equity	2,361,852	2,185,449

Total liabilities and shareholders’ equity	$4,538,191	$4,436,034

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Horizon Therapeutics plc

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(80,010)	$(5,120)	$(93,601)	$(37,983)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	73,655	59,126	139,396	118,017
Equity-settled share-based compensation	27,057	21,367	83,478	48,915
Acquired in-process research and development expense	47,517	—	47,517	—
Loss on debt extinguishment	17,254	11,878	17,254	17,464
Amortization of debt discount and deferred financing costs	5,248	5,771	10,817	11,622
Loss on sale of assets	—	10,963	—	10,963
Deferred income taxes	(2,479)	(2,759)	(4,561)	(1,257)
Foreign exchange and other adjustments	851	84	661	493
Changes in operating assets and liabilities:
Accounts receivable	(118,256)	9,019	(135,125)	69,787
Inventories	2,101	343	(12,343)	(504)
Prepaid expenses and other current assets	4,543	(17,807)	(20,410)	(17,696)
Accounts payable	55,004	5,138	83,555	11,554
Accrued trade discounts and rebates	(47,781)	(8,247)	(177,721)	(59,151)
Accrued expenses	109,592	(6,736)	81,505	(28,071)
Deferred revenues	—	2,477	—	2,410
Other non-current assets and liabilities	5,305	5,770	16,586	873

Net cash provided by operating activities	99,601	91,267	37,008	147,436

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets	—	6,000	—	6,000
Payments for acquisitions	(157,105)	—	(262,305)	—
Change in escrow deposit for property purchase	—	—	6,000	—
Purchases of property and equipment	(966)	(5,009)	(119,970)	(6,858)

Net cash (used in) provided by investing activities	(158,071)	991	(376,275)	(858)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of senior notes	—	(258,282)	—	(258,282)
Net proceeds from the issuance of ordinary shares	—	(957)	—	326,793
Repayment of term loans	—	(518,026)	—	(818,026)
Net proceeds from term loans	—	517,378	—	517,378
Proceeds from the issuance of ordinary shares in conjunction with ESPP program	7,979	5,465	7,979	5,465
Proceeds from the issuance of ordinary shares in connection with stock option exercises	18,837	1,987	25,887	12,029
Payment of employee withholding taxes relating to share-based awards	(6,345)	(7,203)	(53,009)	(24,374)

Net cash provided by (used in) financing activities	20,471	(259,638)	(19,143)	(239,017)

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	1,424	576	58	58

Net decrease in cash, cash equivalents and restricted cash	(36,575)	(166,804)	(358,352)	(92,381)
Cash, cash equivalents and restricted cash, beginning of the period(1)	758,262	1,036,540	1,080,039	962,117

Cash, cash equivalents and restricted cash, end of the period(1)	$721,687	$869,736	$721,687	$869,736

(1)	Amounts include restricted cash balance in accordance with ASU No. 2016-18. Cash and cash equivalents excluding restricted cash are shown on the balance sheet.

Horizon Therapeutics plc	12

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Net Income and Earnings Per Share (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP net loss	$(80,010)	$(5,120)	$(93,601)	$(37,983)
Non-GAAP adjustments:
Acquisition/divestiture-related costs	47,103	1,200	47,097	2,546
Restructuring and realignment costs	—	13	—	33
Amortization and step-up:
Intangible amortization expense	66,749	57,683	125,324	115,100
Inventory step-up expense	—	(25)	—	90
Amortization of debt discount and deferred financing costs	5,248	5,710	10,817	11,622
Impairment of long-lived assets	1,072	—	1,072	—
Loss on sale of assets	—	10,963	—	10,963
Share-based compensation	27,057	21,367	83,478	48,915
Depreciation	6,907	1,443	14,072	2,916
Litigation settlements	—	1,000	—	1,000
Upfront, progress and milestone payments related to license and collaboration agreements	3,000	4,000	3,000	6,000
Fees related to refinancing activities	—	1,033	54	1,175
Loss on debt extinguishment	17,254	11,878	17,254	17,464
Drug substance harmonization costs	—	234	290	314
Charges relating to discontinuation of Friedreich’s ataxia program	—	1,300	—	1,221

Total of pre-tax non-GAAP adjustments	174,390	117,799	302,458	219,359
Income tax effect of pre-tax non-GAAP adjustments	(25,797)	(15,621)	(57,059)	(30,372)
Other non-GAAP income tax adjustments	15,210	(1,452)	15,210	(1,452)

Total of non-GAAP adjustments	163,803	100,726	260,609	187,535

Non-GAAP Net Income	$83,793	$95,606	$167,008	$149,552

Non-GAAP Earnings Per Share:

Weighted average ordinary shares - Basic	192,705,535	185,327,383	191,426,864	178,866,391

Non-GAAP Earnings Per Share - Basic:
GAAP loss per share - Basic	$(0.42)	$(0.03)	$(0.49)	$(0.21)
Non-GAAP adjustments	0.85	0.55	1.36	1.05

Non-GAAP earnings per share - Basic	$0.43	$0.52	$0.87	$0.84

Non-GAAP Net Income	$83,793	$95,606	$167,008	$149,552
Effect of assumed exchange of Exchangeable Senior Notes, net of tax	1,692	—	3,567	—

Numerator - non-GAAP Net Income	$85,485	$95,606	$170,575	$149,552

Weighted average ordinary shares - Diluted
Weighted average ordinary shares - Basic	192,705,535	185,327,383	191,426,864	178,866,391
Ordinary share equivalents	21,838,670	7,897,507	22,084,476	7,658,133

Denominator - weighted average ordinary shares – Diluted	214,544,205	193,224,890	213,511,340	186,524,524

Non-GAAP Earnings Per Share - Diluted
GAAP loss per share - Diluted	(0.42)	(0.03)	(0.49)	(0.21)
Non-GAAP adjustments	0.85	0.55	1.36	1.05
Diluted earnings per share effect of ordinary share equivalents	(0.03)	(0.03)	(0.07)	(0.04)

Non-GAAP earnings per share - Diluted	$0.40	$0.49	$0.80	$0.80

Horizon Therapeutics plc	13

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

EBITDA (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP net loss	$(80,010)	$(5,120)	$(93,601)	$(37,983)
Depreciation	6,907	1,443	14,072	2,916
Amortization and step-up:
Intangible amortization expense	66,749	57,683	125,324	115,100
Inventory step-up expense	—	(25)	—	90
Interest expense, net (including amortization of debt discount and deferred financing costs)	18,571	22,033	35,915	49,563
Expense (benefit) for income taxes	82,964	(4,875)	63,938	(6,795)

EBITDA	$95,181	$71,139	$145,648	$122,891

Other non-GAAP adjustments:
Acquisition/divestiture-related costs	47,103	1,200	47,097	2,546
Restructuring and realignment costs	—	13	—	33
Impairment of long-lived assets	1,072	—	1,072	—
Loss on sale of assets	—	10,963	—	10,963
Share-based compensation	27,057	21,367	83,478	48,915
Litigation settlements	—	1,000	—	1,000
Upfront, progress and milestone payments related to license and collaboration agreements	3,000	4,000	3,000	6,000
Fees related to refinancing activities	—	1,033	54	1,175
Loss on debt extinguishment	17,254	11,878	17,254	17,464
Drug substance harmonization costs	—	234	290	314
Charges relating to discontinuation of Friedreich’s ataxia program	—	1,300	—	1,221

Total of other non-GAAP adjustments	95,486	52,988	152,245	89,631

Adjusted EBITDA	$190,667	$124,127	$297,893	$212,522

Horizon Therapeutics plc	14

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Operating Income (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP operating income	$37,864	$25,112	$21,373	$23,317
Non-GAAP adjustments:
Acquisition/divestiture-related costs	46,988	73	47,272	1,275
Restructuring and realignment costs	—	13	—	33
Amortization and step-up:
Intangible amortization expense	66,749	57,683	125,324	115,100
Inventory step-up expense	—	(25)	—	90
Impairment of long-lived assets	1,072	—	1,072	—
Loss on sale of assets	—	10,963	—	10,963
Share-based compensation	27,057	21,367	83,478	48,915
Depreciation	6,907	1,443	14,072	2,916
Litigation settlements	—	1,000	—	1,000
Upfront, progress and milestone payments related to license and collaboration agreements	3,000	4,000	3,000	6,000
Fees related to refinancing activities	—	1,033	54	1,175
Drug substance harmonization costs	—	234	290	314
Charges relating to discontinuation of Friedreich’s ataxia program	—	1,300	—	1,221

Total of non-GAAP adjustments	151,773	99,084	274,562	189,002

Non-GAAP operating income	$189,637	$124,196	$295,935	$212,319

Orphan segment operating income	151,541	63,696	205,897	100,400
Inflammation segment operating income	38,096	60,500	90,038	111,919

Total segment operating income	$189,637	$124,196	$295,935	$212,319

Foreign exchange gain	283	76	1,059	15
Other income (expense), net	747	(145)	899	188

Adjusted EBITDA	$190,667	$124,127	$297,893	$212,522

Horizon Therapeutics plc	15

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Gross Profit and Operating Cash Flow (Unaudited)

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Non-GAAP Gross Profit:
GAAP gross profit	$341,264	$231,484	$599,757	$423,713
Non-GAAP gross profit adjustments:
Acquisition/divestiture-related costs	—	—	—	1,114
Intangible amortization expense	66,547	57,481	124,921	114,699
Inventory step-up expense	—	(25)	—	90
Share-based compensation	1,288	951	3,977	1,990
Depreciation	90	158	418	317
Drug substance harmonization costs	—	234	290	314
Charges relating to discontinuation of Friedreich’s ataxia program	—	1,300	—	1,221

Total of Non-GAAP adjustments	67,925	60,099	129,606	119,745

Non-GAAP gross profit	$409,189	$291,583	$729,363	$543,458

GAAP gross profit %	73.7%	72.2%	73.3%	70.5%
Non-GAAP gross profit %	88.4%	90.9%	89.1%	90.4%

GAAP cash provided by operating activities	$99,601	$91,267	$37,008	$147,436
Cash payments for acquisition/divestiture-related costs	—	142	(17)	495
Cash payments for restructuring and realignment costs	94	839	189	2,882
Cash payments for upfront, progress and milestone payments related to license and collaboration agreement	—	—	—	2,000
Cash payments drug substance harmonization costs	290	25	290	672
Cash payments for discontinuation of Friedreich’s ataxia program	—	1,659	—	2,589
Cash payments relating to refinancing activities	—	1,797	73	1,806

Non-GAAP operating cash flow	$99,985	$95,729	$37,543	$157,880

Horizon Therapeutics plc	16

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

EBITDA (Unaudited) - 2019

(in thousands)

Twelve Months Ended December 31,
2019
GAAP net income	$573,020
Depreciation	6,733
Amortization and step-up:
Intangible amortization expense	230,424
Inventory step-up expense	89
Interest expense, net (including amortization of debt discount and deferred financing costs)	87,089
Benefit for income taxes	(593,244)

EBITDA	$304,111

Other non-GAAP adjustments:
Acquisition/divestiture-related costs	3,556
Restructuring and realignment costs	237
Share-based compensation	91,215
Litigation settlements	1,000
Upfront, progress and milestone payments related to license and collaboration agreements	9,073
Fees related to refinancing activities	2,292
Loss on debt extinguishment	58,835
Drug substance harmonization costs	457
Charges relating to discontinuation of Friedreich’s ataxia program	1,076
Gain on sale of assets	10,963

Total of other non-GAAP adjustments	178,704

Adjusted EBITDA	$482,815

Horizon Therapeutics plc	17

Horizon Therapeutics plc

Net Debt Reconciliation (Unaudited)

(in thousands)

	As of
	June 30, 2020	December 31, 2019	June 30, 2019
Long-term debt, net	$1,002,318	$1,001,308	$1,025,096
Exchangeable Senior Notes, current (1)	174,504	—	—
Exchangeable Senior Notes, net	—	351,533	341,682

Total Debt	1,176,822	1,352,841	1,366,778
Debt discount	29,226	59,922	70,754
Deferred financing fees	4,934	5,263	5,494

Total Principal Amount of Debt	1,210,982	1,418,026	1,443,026

Less: cash and cash equivalents	718,062	1,076,287	865,997

Net Debt	$492,920	$341,739	$577,029

(1)

On June 3, 2020, the Company issued a notice of redemption for all of the outstanding Exchangeable Senior Notes. During the three months ended June 30, 2020, the Company issued an aggregate of 7,225,368 of its ordinary shares to noteholders as a result of exchanges of $207.0 million in aggregate principal amount of Exchangeable Senior Notes. As of June 30, 2020, an aggregate principal amount of $193.0 million of Exchangeable Senior Notes were outstanding, which was partially offset by $18.5 million of unamortized debt discount on the consolidated balance sheet.

Horizon Therapeutics plc	18

Horizon Therapeutics plc

GAAP to Non-GAAP Tax Rate Reconciliation (Unaudited)

(in millions, except percentages and per share amounts)

	Q2 2020
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported - GAAP	$3.0	$83.0	NM	$(80.0)	$(0.42)
Non-GAAP adjustments	174.4	10.6		148.6

Non-GAAP	$177.3	$93.6	52.8%	$83.8	$0.40

	Q2 2019
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported - GAAP	$(10.0)	$(4.9)	48.8%	$(5.1)	$(0.03)
Non-GAAP adjustments	117.8	17.1		100.7

Non-GAAP	$107.8	$12.2	11.3%	$95.6	$0.49

	YTD 2020
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported - GAAP	$(29.7)	$63.9	NM	$(93.6)	$(0.49)
Non-GAAP adjustments	302.5	41.8		245.4

Non-GAAP	$272.8	$105.8	39.0%	$167.0	$0.80

	YTD 2019
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported - GAAP	$(44.8)	$(6.8)	15.2%	$(38.0)	$(0.21)
Non-GAAP adjustments	219.4	31.8		187.5

Non-GAAP	$174.6	$25.0	14.3%	$149.5	$0.80

Horizon Therapeutics plc	19

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended June 30, 2020

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Loss on Debt Extinguishment	Interest Expense	Other Expense	Income Tax Benefit (Expense)
GAAP as reported	$(121,515)	$(81,068)	$(222,332)	$(17,254)	$(18,571)	$632	$(82,964)
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	—	47,328	(340)	—	—	115	—
Amortization and step-up:
Intangible amortization expense(2)	66,547	—	202	—	—	—	—
Amortization of debt discount and deferred financing costs(3)	—	—	—	—	5,248	—	—
Impairment of long lived assets(4)	—	—	1,072	—	—	—	—
Share-based compensation(5)	1,288	2,552	23,217	—	—	—	—
Depreciation(6)	90	18	6,799	—	—	—	—
Upfront, progress and milestone payments related to license and collaboration agreements(7)	—	3,000	—	—	—	—	—
Loss on debt extinguishment(8)	—	—	—	17,254	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(9)	—	—	—	—	—	—	(25,797)
Other non-GAAP income tax adjustments(10)	—	—	—	—	—	—	15,210

Total of non-GAAP adjustments	67,925	52,898	30,950	17,254	5,248	115	(10,587)

Non-GAAP	$(53,590)	$(28,170)	$(191,382)	$—	$(13,323)	$747	$(93,551)

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended June 30, 2019

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Loss/(Gain) on Sale of Assets	Loss on Debt Extinguishment	Interest Expense	Other Income, net	Income Tax Benefit (Expense)
GAAP as reported	$(89,163)	$(28,314)	$(167,095)	$(10,963)	$(11,878)	$(22,033)	$(1,272)	$4,875
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	—	—	73	—	—	—	1,127	—
Restructuring and realignment costs(11)	—	—	13	—	—	—	—	—
Amortization and step-up:
Intangible amortization expense(2)	57,481	—	202	—	—	—	—	—
Inventory step-up expense	(25)	—	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(3)	—	—	—	—	—	5,710	—	—
Loss on sale of assets(12)	—	—	—	10,963	—	—	—	—
Share-based compensation(5)	951	2,343	18,073	—	—	—	—	—
Depreciation(6)	158	—	1,285	—	—	—	—	—
Litigation settlements(13)	—	—	1,000	—	—	—	—	—
Upfront, progress and milestone payments related to license and collaboration agreements(7)	—	4,000	—	—	—	—	—	—
Loss on debt extinguishment(8)	—	—	—	—	11,878	—	—	—
Fees related to refinancing activities (14)	—	—	1,033	—	—	—	—	—
Drug substance harmonization costs(15)	234	—	—	—	—	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(16)	1,300	—	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(9)	—	—	—	—	—	—	—	(15,621)
Other non-GAAP income tax adjustments(10)	—	—	—	—	—	—	—	(1,452)

Total of non-GAAP adjustments	60,099	6,343	21,679	10,963	11,878	5,710	1,127	(17,073)

Non-GAAP	$(29,064)	$(21,971)	$(145,416)	$—	$—	$(16,323)	$(145)	$(12,198)

Horizon Therapeutics plc	20

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Six Months Ended June 30, 2020 (Unaudited)

(in thousands)

	COGS	Research & Development	Selling, General & Administrative	Interest Expense	Other Expense	Loss on Debt Extinguishment	Income Tax Benefit (Expense)
GAAP as reported	$(218,931)	$(108,277)	$(470,107)	$(35,915)	$1,074	$(17,254)	$(63,938)
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	—	47,328	(56)	—	(175)	—	—
Amortization and step-up:
Intangible amortization expense(2)	124,921	—	403	—	—	—	—
Amortization of debt discount and deferred financing costs(3)	—	—	—	10,817	—	—	—
Impairment of long lived assets(4)	—	—	1,072	—	—	—	—
Share-based compensation(5)	3,977	8,928	70,573	—	—	—	—
Depreciation(6)	418	43	13,611	—	—	—	—
Upfront, progress and milestone payments related to license and collaboration agreements(7)	—	3,000	—	—	—	—	—
Fees related to refinancing activities (14)	—	—	54	—	—	—	—
Loss on debt extinguishment(8)	—	—	—	—	—	17,254	—
Drug substance harmonization costs(15)	290	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(9)	—	—	—	—	—	—	(57,059)
Other non-GAAP income tax adjustments(10)	—	—	—	—	—	—	15,210

Total of non-GAAP adjustments	129,606	59,299	85,657	10,817	(175)	17,254	(41,849)

Non-GAAP	$(89,325)	$(48,978)	$(384,450)	$(25,098)	$899	$—	$(105,787)

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Six Months Ended June 30, 2019

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Loss on Debt Extinguishment	Loss/(Gain) on Sale of Assets	Interest Expense	Other Income	Income Tax Benefit (Expense)
GAAP as reported	$(177,305)	$(50,039)	$(339,394)	$(17,464)	$(10,963)	$(49,563)	(1,083)	$6,795
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	1,114	—	164	—	—	—	1,268	—
Restructuring and realignment costs(11)	—	—	33	—	—	—	—	—
Amortization and step-up:
Intangible amortization expense(2)	114,699	—	401	—	—	—	—	—
Inventory step-up expense	90	—	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(3)	—	—	—	—	—	11,622	—	—
Impairment of long lived assets(4)	—	—	—	—	—	—	—	—
Loss on sale of assets(12)	—	—	—	—	10,963	—	—	—
Share-based compensation(5)	1,990	4,979	41,946	—	—	—	—	—
Depreciation(6)	317	—	2,599	—	—	—	—	—
Litigation settlements(13)	—	—	1,000	—	—	—	—	—
Upfront, progress and milestone payments related to license and collaboration agreements(7)	—	6,000	—	—	—	—	—	—
Fees related to refinancing activities (14)	—	—	1,175	—	—	—	—	—
Loss on debt extinguishment(8)	—	—	—	17,464	—	—	—	—
Drug substance harmonization costs(15)	314	—	—	—	—	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(16)	1,221	—	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(9)	—	—	—	—	—	—	—	(30,372)
Other non-GAAP income tax adjustments(10)	—	—	—	—	—	—	—	(1,452)

Total of non-GAAP adjustments	119,745	10,979	47,318	17,464	10,963	11,622	1,268	(31,824)

Non-GAAP	$(57,560)	$(39,060)	$(292,076)	$—	$—	$(37,941)	$185	$(25,029)

Horizon Therapeutics plc	21

NOTES FOR CERTAIN INCOME STATEMENT LINE ITEMS - NON-GAAP

1.

Represents expenses, including legal and consulting fees, incurred in connection with our acquisitions and divestitures. Costs recovered from subleases of acquired facilities and reimbursed expenses incurred under transition arrangements for divestitures are also reflected in this line item. In addition, the three and six months ended June 30, 2020 amounts include the Curzion acquisition payment of $45.0 million, which was recorded as a research and development expense.

2.

Intangible amortization expenses are associated with our intellectual property rights, developed technology and customer relationships related to TEPEZZA, KRYSTEXXA, RAVICTI, PROCYSBI, ACTIMMUNE, BUPHENYL, RAYOS, PENNSAID 2%, VIMOVO and MIGERGOT.

3.	Represents amortization of debt discount and deferred financing costs associated with our debt.

4.	During the three and six months ended June 30, 2020, we recorded an impairment charge of $1.1 million related to the Novato, California office lease, which was obtained through an acquisition.

5.

Represents share-based compensation expense associated with our stock option, restricted stock unit and performance stock unit grants to our employees and non-employee directors, and our employee share purchase plan.

6.	Represents depreciation expense related to our property, equipment, software and leasehold improvements.

7.

During the six months ended June 30, 2020, we recognized a $3.0 million progress payment in relation to the collaboration agreement with HemoShear Therapeutics, LLC, or HemoShear, which was subsequently paid in July 2020. During the six months ended June 30, 2019, we recorded an upfront cash payment of $2.0 million and a $4.0 million progress payment in relation to the collaboration agreement with HemoShear.

8.

During the six months ended June 30, 2020, we recorded a loss on debt extinguishment of $17.3 million in the condensed consolidated statements of comprehensive loss, which reflects the partial redemption of our Exchangeable Senior Notes. During the six months ended June 30, 2019, we recorded a loss on debt extinguishment of $17.5 million in the condensed consolidated statements of comprehensive loss, which reflected the write-off of the deferred financing fees and debt discount fees related to the prepayment of $250.0 million of 2023 Senior Notes and term loan repayment of $300.0 million.

9.

Income tax adjustments on pre-tax non-GAAP adjustments represent the estimated income tax impact of each pre-tax non-GAAP adjustment based on the statutory income tax rate of the applicable jurisdictions for each non-GAAP adjustment.

Horizon Therapeutics plc	22

10.

During the three months ended June 30, 2020, following the publication by the U.S. Treasury of Final Regulations for Section 267A (commonly referred to as the “Anti-Hybrid Rules”) on April 8, 2020, we recorded a write off of a deferred tax asset related to certain interest expense accrued to a foreign related party during the year ended December 31, 2019 and recognized a corresponding one-time tax provision, resulting in a non-GAAP tax adjustment of $15.2 million. During the three months ended June 30, 2019, we released a reserve related to an uncertain tax position in connection with an acquisition resulting in a non-GAAP tax adjustment of $1.5 million.

11.	Represents expenses, including severance costs and consulting fees, related to restructuring and realignment activities.

12.	During the six months ended June 30, 2019, we recorded a loss of $11.0 million on the sale of our rights to MIGERGOT.

13.	The Company recorded $1.0 million of expense during the three months ended June 30, 2019, for litigation settlements.

14.	Represents arrangement and other fees relating to our refinancing activities.

15.

During the year ended December 31, 2016, we entered into a definitive agreement to acquire certain rights to interferon gamma-1b, marketed as IMUKIN in an estimated thirty countries primarily in Europe and the Middle East, or the IMUKIN purchase agreement. We already owned the rights to interferon gamma-1b marketed as ACTIMMUNE in the United States, Canada and Japan. In connection with the IMUKIN purchase agreement, we also committed to pay our contract manufacturer certain amounts related to the harmonization of the manufacturing processes for ACTIMMUNE and IMUKIN drug substance, or the harmonization program. At the time we entered into the IMUKIN purchase agreement and the harmonization program commitment was made, we had anticipated achieving certain benefits should the Phase 3 clinical trial evaluating ACTIMMUNE for the treatment of Friedreich’s ataxia, be successful. If the study had been successful and if U.S. marketing approval had subsequently been obtained, we had forecasted significant increases in demand for the medicine and the harmonization program would have resulted in significant benefits for us. Following our discontinuation of the FA program, we determined that certain assets, including an upfront payment related to the IMUKIN purchase agreement, were impaired, and the costs under the harmonization program would no longer have benefit to us and should be expensed as incurred.

16.	Represents expenses incurred relating to discontinuation of Friedreich’s ataxia program and a reduction to previous charges recorded.

Horizon Therapeutics plc	23